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                       AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is dated as of October 1, 1994 and is between QUANTUM INTERNATIONAL LIMITED, an English company (the "Company"), and DAVID CARMAN (the "Executive").

                                   Background

         A. The Company and the Executive are parties to an Employment Agreement dated as of June 1, 1993 (the "Employment Agreement"). Terms capitalized and not otherwise defined herein shall have the meanings given to them, respectively, in the Employment Agreement.

         B. The Company and the Executive wish to amend the Employment Agreement in certain respects, as more particularly set forth herein.

                                   Covenants

         In consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the Company and the Executive agree as follows:

         1. Amendments. The Agreement is hereby amended in the following respects:

            1.1. Section 1(a) of the Employment Agreement is amended by (i) changing the Executive's title from "Chief Operating Officer" to "Chief Executive Officer" (effective April 26, 1995), (ii) designating the Chairman (as opposed to the Chief Executive Officer) as the person who may assign duties to the Executive, and (iii) changing "60%" to "40%" in line ten thereof. As so amended, Section 1(a) of the Employment Agreement is restated in its entirety as follows:

         "(a) Duties.

              The Company shall employ the Executive, on the terms set forth in this Agreement, as an executive director of the Company with the job title of President and (effective April 26, 1995) Chief Executive Officer. The Executive accepts such employment with the Company and shall perform and fulfill such duties relating to the United Kingdom hereto as are reasonably assigned to him hereunder by the Chairman of the Company or the Board of Directors of the Company (the "Board"). The Executive shall devote his best efforts and up to 40% of his professional time and attention to the performance and fulfillment of his duties and to the advancement


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              of the interests of the Company; provided, however that such percentage is subject to review by the Compensation Committee of the Board of Directors of National Media (the "Compensation Committee") from time to time as the circumstances of the Executive's responsibilities may change and may be increased or decreased with the written consent of the Executive. Nothing contained herein shall be construed, however, to prevent the Executive from trading in or managing, for his own account and benefit, stocks, bonds, securities, real estate, commodities or other forms of investments (subject to law and Company policy with respect to trading in National Media's securities. The Executive shall work hours in excess of those in clause 12(a) where his duties or the Company require."

         2. Miscellaneous.

            2.1. Entire Agreement. The Employment Agreement, as amended by this Amendment, contain the entire understanding of the parties with respect to the subject matter thereof and supersede all prior agreements and understandings between them with respect to the subject matter thereof. The Employment Agreement may not be further modified except by a written agreement signed by the Executive and a duly authorized officer of the Company.

            2.2. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of England.

            2.3. Headings. The headings of sections and subsections have been included for convenience only and shall not be considered in interpreting this Amendment.

            2.4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Amendment.

         3. Ratification and Confirmation. All of the terms and conditions of the Employment Agreement, as modified hereby, shall remain in full force and effect and are hereby ratified and confirmed.

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         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the date first written above.

                                   QUANTUM INTERNATIONAL LIMITED


                                   By: /s/ Mark P. Hershhorn
                                       ------------------------------
                                       Mark P. Hershhorn
                                       Chairman



                                   DAVID CARMAN

                                   /s/ David Carman
                                   ---------------------------------



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